UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 16, 2010

GeoPetro Resources Company

(Exact name of registrant as specified in its charter)

California	001-16749	94-3214487
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 California Street, Suite 600
San Francisco, CA  94111
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (415) 398-8186

One Maritime Plaza, Suite 700

San Francisco, CA  94111

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07. SUBMISSION OF MATTERS TO A VOTE OF THE SECURITY HOLDERS.

On July 16, 2010, GeoPetro Resources Company (the “Company”) held its 2010 Annual Meeting of Shareholders.  The Board proposed, and the shareholders approved: (i) the election of seven directors of the Company for a term of one year to expire at the Company’s next Annual Meeting of Shareholders or until such director’s successor is elected and qualified; and (ii) the ratification of the appointment of Hein & Associates, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010.  The voting results with respect to each of the matters described above were as follows:

1.               The seven directors were elected based upon the following votes:

	Stuart J.	David V.	Thomas D.	David G.	Nick	Jason B.	Christopher
	Doshi	Creel	Cunningham	Anderson	DeMare	Selch	T. Czuppon

For	19,067,943	18,997,157	19,097,470	19,093,770	19,075,636	19,076,036	19,097,370

Withheld	305,393	376,178	275,866	279,566	297,699	297,299	275,966

Broker Non-Votes	13,175,656	13,175,657	13,175,656	13,175,656	13,175,657	13,175,657	13,175,656

2.               The appointment of Hein & Associates LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010 was ratified based upon the following votes:

For:  31,975,932

Against:  420,132

Abstain:  152,928

Broker Non-Votes:  0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEOPETRO RESOURCES COMPANY

Date: July 20, 2010	By:	/s/ Stuart J. Doshi
Stuart J. Doshi, President, Chief Executive Officer and Chairman